As filed with the Securities and Exchange Commission on October 1, 1999.
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     38-3430473
-------------------------------                    -------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

      5725 Delphi Drive
      Troy, Michigan 48098                               48098
--------------------------------------------           ----------
(Address of Principal Executive Offices)               (Zip Code)

                            DELPHI AUTOMOTIVE SYSTEMS
               DEFERRED COMPENSATION PLAN FOR EXECUTIVE EMPLOYEES
              ----------------------------------------------------
                            (Full title of the plan)

            ALAN S. DAWES, CHIEF FINANCIAL OFFICER AND VICE PRESIDENT
                      Delphi Automotive Systems Corporation
                     5725 Delphi Drive, Troy Michigan 48098
            --------------------------------------------------------
                     (Name and address of agent for service)

                                 (248) 813-2000
                           -------------------------------------
                     (Telephone number, including area code)

                         CALCULATION OF REGISTRATION FEE
 ==============================================================================
                                         Proposed    Proposed
                                         maximum      maximum
                             Amount      offering    aggregate   Amount of
  Title of securities        to be       price per   offering   registration
   to be registered        registered     share      price(2)       fee
------------------------ -------------- --------- ------------ ------------

 Deferred Compensation
    Obligations(1)         $15,000,000     100%    $15,000,000   $4,170.00

================================================================================

(1) The Deferred Compensation Obligations are unsecured obligations of Delphi Automotive Systems Corporation to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan for Executive Employees.

(2) Estimated solely for the purpose of determining the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement:

         (a) The Annual Report on Form 10-K for the year ended December 31, 1998, (hereinafter referred to as "1998 Form 10-K") filed by Delphi Automotive Systems Corporation (hereinafter sometimes referred to as "Delphi" or the "Corporation") with the Securities and Exchange Commission (hereinafter referred to as the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b) The Current Reports on Form 8-K dated April 12, 1999, April 15, 1999, April 28, 1999, and May 28, 1999 filed by the Corporation pursuant to
Section 13(a) of the 1934 Act;

         (c) The Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 filed by the Corporation pursuant to Section 13(a) of the 1934 Act;

         (d) The description of Delphi's Common Stock contained in Delphi's registration statement on Form S-1, Registration No. 333-67333; and

         (e) Delphi's registration statement on Form 8-A, filed with the Commission on January 27, 1999.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Under the terms of the Delphi Automotive Systems Deferred Compensation Plan for Executive Employees (the "Plan"), eligible employees (each a "Participant") of the Corporation (or one of its participating subsidiaries) may elect to defer from 5% to 100% of cash compensation awards under the Delphi Automotive Systems 1999 Annual Incentive Plan. The amount of Annual Incentive Plan awards deferred pursuant to such elections are referred to herein as "Deferred Compensation Obligations." The Deferred Compensation Obligations are unsecured general obligations of the Corporation to pay the deferred compensation in the future in accordance with the terms of the Plan and rank equally with other unsecured and unsubordinated indebtedness of the Corporation from time to time outstanding. The Corporation does not concede that the Deferred Compensation Obligations are "securities," under the Securities Act of 1933 or any other law but provides the information in this Registration Statement solely for the convenience of Participants. The complete text of the Plan is attached as Exhibit 4.3 to this Registration Statement.

         The amount of annual incentive awards to be deferred by a Participant ("Deferral") will be credited with earnings and investment gains and losses by assuming that the Deferral was invested in one or more investment alternatives selected by such Participant in accordance with the terms of the Plan. Deferrals will not, however, be invested in the investment alternatives available under the Plan. Investment alternatives include a Corporation common stock plan, United States Treasury Notes plan, and large cap index plan. Unless otherwise determined by the Plan Administrator (and which may, if appropriate, amend this Registration Statement accordingly), Deferrals will be denominated and paid solely in United States dollars.

         The Deferred Compensation Obligations are payable upon termination of employment or on a date or dates selected by the Participant in accordance with the terms of the Plan, subject to exceptions for unscheduled distributions, hardship or death. The Corporation may also withhold amounts for taxes or reduce Deferred Compensation Obligations by an amount a participant owes to the Corporation for any reason. The Deferred Compensation Obligations are payable in the form of a lump sum or in installments, in accordance with the terms of the Plan. If an unscheduled distribution is made, the Participant will forfeit to the Corporation 10% of the amount of the unscheduled distribution.

         The Corporation reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination may adversely affect the right of a Participant to the balance of his or her Deferrals as of the date of such amendment or termination.

         Generally, a Participant's right or the right of any other person to receive payment of Deferred Compensation Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged or encumbered except by written designation of a beneficiary under the Plan.

         The Deferred Compensation Obligations are not convertible into any security of the Corporation. The Deferred Compensation Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Corporation. No trustee has been appointed having the authority to take action with respect to the Deferred Compensation Obligations, and each Participant will be responsible for acting independently with respect to, among other things, the making of elections and the giving of notices.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Corporation's Amended and Restated Certificate of Incorporation provides, as authorized by the Delaware General Corporation Law, that a director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

         Delphi is incorporated under the laws of the State of Delaware. Section 145("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         The Corporation's Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. All of the Corporation's officers and directors will be covered by insurance policies maintained by the Corporation against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933 (the "1933 Act").

Item 7.  Exemptions from Registration Claimed.

         Not applicable.

                               PART II (concluded)

Item 8.  Exhibits.

Exhibit Number                                                        Page No.
--------------                                                        --------

4.1      Amended and Restated Certificate of Incorporation of the
         Corporation incorporated by reference from Exhibit 3.1 to
         the Corporation's Registration Statement on Form S-1,
         Registration No. 333-67333...............................      n/a

4.2      By-Laws of the Corporation incorporated by reference from
         Exhibit 3.2 to the Corporation's Registration Statement
         on Form S-1, Registration No. 333-67333..................      n/a

4.3      Delphi Automotive Systems Deferred Compensation Plan For
         Executive Employees......................................      9-16

5        Opinion and consent of Drinker Biddle & Reath LLP, ......      17

23.1     Consent of Independent Auditors - Deloitte & Touche LLP..      18

23.2     Consent of Drinker Biddle & Reath LLP included
         in Exhibit 5 above.......................................      n/a

24       Power of Attorney (included on page 6)...................      n/a


Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on October 1, 1999.


                                         DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                                         -------------------------------------
                                                    (Registrant)

                                    By
                                          /S/  J.T. BATTENBERG III
                                           ----------------------------
                                          (J.T. Battenberg III, Chairman
                                         of the Board of Directors, Chief
                                         Executive Officer and President)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 1, 1999 by the following persons in the capacities indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J.T. Battenberg III and Alan S. Dawes, and each of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the registrant's Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


        Signature                                     Title
        ---------                                     -----

/S/J.T. BATTENBERG III                 Chairman of the Board, Chief Executive
--------------------------------              Officer and President
(J.T. Battenberg III)                      (Principal Executive Officer)


/S/ALAN S. DAWES                             Chief Financial Officer
--------------------------------               and Vice President
(Alan S. Dawes)                           (Principal Financial Officer)

/S/PAUL R. FREE                        Chief Accounting Officer and Controller
--------------------------------           (Principal Accounting Officer)
(Paul R. Free)

/S/THOMAS H. WYMAN                              Director
--------------------------------
(Thomas H. Wyman)

/S/VIRGIS W. COLBERT                            Director
--------------------------------
(Virgis W. Colbert)

/S/SHOICHIRO IRIMAJIRI                          Director
--------------------------------
(Shoichiro Irimajiri)

/S/THOMAS G. LABRECQUE                          Director
--------------------------------
(Thomas G. Labrecque)

/S/SUSAN A. MCLAUGHLIN                          Director
--------------------------------
(Susan A. McLaughlin)

/S/OSCAR DE PAULA BERNARDES NETO                Director
-----------------------------
(Oscar De Paula Bernardes Neto)

/S/JOHN D. OPIE                                 Director
--------------------------------
(John D. Opie)

/S/ROGER S. PENSKE                              Director
--------------------------------
(Roger S. Penske)

                             SIGNATURES (CONCLUDED)

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused the Registration Statement to be signed on behalf of such Plan by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan as of October 1, 1999.

                                DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                          DEFERRED COMPENSATION PLAN FOR EXECUTIVE EMPLOYEES

                                    By: /S/Diane L. Kaye
                                       -------------------------
                                    Name:  Diane L. Kaye
                                    Title  Secretary

                                                                    Exhibit 4.3

                            DELPHI AUTOMOTIVE SYSTEMS
               DEFERRED COMPENSATION PLAN FOR EXECUTIVE EMPLOYEES

                                    ARTICLE I

                                  INTRODUCTION

1.01. Name.

      The Plan shall be known as the Delphi Automotive Systems Deferred Compensation Plan for Executive Employees.

1.02. Purpose.

      The purpose of the Plan is to provide Eligible Employees the opportunity to defer receipt of a portion of their base salary, stock options and/or awards payable pursuant to the Annual Incentive Plan (AIP), Stock Incentive Plan (SIP) and Performance Achievement Plan (PAP) (or their successor plans).

1.03. Effective Date.

      The Plan shall be effective October 1, 1999 and shall apply to all deferrals made pursuant to Article III of the Plan.

                                   ARTICLE II

                                   DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in the Plan, shall have the meanings set forth below.

2.01. Account. "Account" or "Accounts" shall mean the hypothetical book-entry Retirement Account and Optional Account(s) established by Delphi Automotive Systems for a Participant with respect to a Participant's Deferral.

2.02. Annual Incentive Plan.   "Annual Incentive Plan" shall mean the Delphi
      Automotive Systems 1999 Annual Incentive Plan (and any successor plan).

2.03. Annual Incentive Plan Award. "Annual Incentive Plan Award" shall mean any award granted under the Annual Incentive Plan.

2.04. Article.  "Article" shall mean an article of the Plan.

2.05. Board. "Board" shall mean the Board of Directors of Delphi Automotive Systems Corporation.

2.06. Committee. "Committee" shall mean the Executive Compensation Committee of the Board.

2.07. Corporation. "Corporation" shall mean Delphi Automotive Systems Corporation and its wholly owned and substantially wholly owned subsidiaries.

2.08. Deferral.   "Deferral"  shall  mean  the  deferral  with respect to an
      Annual Incentive Plan Award and/or Performance Achievement Plan Award elected by a Participant in accordance with Section 3.03.

2.09. Eligible Employee. "Eligible Employee" shall mean a full time, active eligible executive employee of the Corporation as chosen by the Plan Administrator.

2.10. Financial Hardship. "Financial Hardship" shall mean a reason given by a Participant for a withdrawal that (1) is necessary to meet immediate and heavy financial needs, (2) is for an amount required to meet the immediate financial need created by the hardship, and (3) is for an amount not reasonably available from other resources.

2.11. Optional Account. "Optional Account" shall mean an Account scheduled by a Participant for distribution at a point in time other than Retirement.

2.12. Participant. "Participant" shall mean each Eligible Employee who makes an election pursuant to Section 3.03 and maintains an Account(s) pursuant to
      Section 4.01.

2.13  Performance Achievement Plan.   "Performance Achievement Plan"  shall mean
      the Delphi Automotive Systems 1999 Performance Achievement Plan (and any successor plan).

2.14. Person. "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, or other entity.

2.15. Plan.  "Plan"  shall  mean  the  Delphi  Automotive  Systems   Deferred
      Compensation Plan for Executive Employees, as it may be amended from time to time.

2.16. Plan Administrator. "Plan Administrator" shall mean Delphi Automotive Systems or such other Person designated by the Committee to serve as administrator of the Plan. The address of the Plan Administrator is:

                                     5725 Delphi Drive
                                   Mail Code 483.400.606
                                       Troy, MI 48098

2.17. Plan Year."Plan Year" shall mean each calendar year that the Plan is in effect.

2.18. Retirement. "Retirement" shall mean a separation from service from the Corporation under the Delphi Automotive Systems Retirement Program for Salaried Employees, including Total and Permanent Disability Retirement.

2.19. Retirement Account. "Retirement Account" shall mean the Account scheduled for distribution at Retirement.

2.20. S-SPP. "S-SPP" shall mean the Delphi Automotive Systems Savings-Stock Purchase Program for Salaried Employees in the United States, as amended from time to time.

2.21. Section. "Section" shall mean a section of the Plan.

2.22  Stock Incentive Plan.  "Stock  Incentive  Plan"  shall  mean  the   Delphi
      Automotive Systems 1999 Stock Incentive Plan (and any successor plan).

2.23. Termination. "Termination" shall mean a separation from service with the Corporation for any reason other than Retirement or death.




                                   ARTICLE III

                        ELIGIBILITY AND ELECTION TO DEFER

3.01. Eligibility.

      Eligible Employees shall be eligible to make the elections described in this Article III.

3.02. Deferral Amounts.

      (a)Each Participant shall be eligible to defer pursuant to the terms of this Plan a minimum of 5% up to a maximum of 100% of an Annual Incentive Plan Award and/or a Performance Achievement Plan Award; provided that any such Deferral must be made in multiples of 5% or any other increment as permitted by the Plan Administrator.

      (b)Deferral elections relating to compensation other than Annual Incentive Plan and Performance Achievement Plan Awards may be permitted by the Plan Administrator from time to time, and will be communicated to eligible participants by Prospectus in sufficient time to make such elections.

3.03. Election to Defer.

      (a)A Participant who wishes to defer all or part of an Annual Incentive Plan Award and/or Performance Achievement Plan Award shall submit an election to the Plan Administrator or its agent that satisfies each of the requirements set forth in paragraphs (1) through (6) below:

         (1) Deadline for Submitted Election. An election with respect to a Deferral shall be submitted on or before 5:00 p.m. (Detroit Michigan time) on the last business day of the Deferral election period chosen by the Plan Administrator and notified to Eligible Employees.

         (2) Form of Election. A Participant's Deferral election shall be submitted to the Plan Administrator in writing, electronically, or telephonically, as approved by the Plan Administrator.

         (3) Amount of Deferral. The Deferral election shall specify the percentage of the Participant's Annual Incentive Award and/or Performance Achievement Plan Award that the Participant wishes to defer.

         (4) Selection of Accounts and Distributions. The Deferral election shall specify the Account(s) established under Section 4.01 that shall be credited with the amounts deferred by the Participant, the year the distribution shall be made from such Accounts, and whether the distribution is to be made, in the event of the Retirement Account, in a lump sum or installments, until paid out pursuant to Article V.

         (5) Selection and Investment Options. The Deferral election shall specify the Participant's selection of the investment option(s) for the Annual Incentive Award. The returns on the Deferral(s) will be calculated as if invested in the investment option(s) selected by the Participant as provided in Article IV.

         (6) Election Irrevocable. Except as otherwise specifically provided in the Plan, the Deferral amount, the distribution commencement date, and the method of distribution elected by a Participant with respect to a Deferral in accordance with paragraphs (3) through (5) above are irrevocable and are not subject to modification at any time.


3.04. Designation of Beneficiaries.

      A Participant who makes a Deferral election pursuant to Section 3.03 may designate one or more beneficiaries. The beneficiaries for a Participant's Plan Account(s) will be the same as the beneficiaries chosen for the Delphi Automotive Systems incentive plans. Notwithstanding Section 3.03(a)(6), a Participant may, at any time, revoke a prior designation and make a new designation pursuant to this Section 3.04. Any such designation or revocation shall be in writing and shall be submitted to the Plan Administrator prior to the Participant's death in such form and in such manner as is acceptable to the Plan Administrator.

                                   ARTICLE IV

                         ACCOUNTS AND INVESTMENT OPTIONS

4.01. Establishment of Accounts.

      The Corporation shall maintain separate bookkeeping accounts, hypothetical in nature, for each Participant. Each Participant shall be entitled to establish up to three separate Accounts for each of the Annual Incentive Plan and Performance Achievement Plan. One such Account must be established for distribution upon the earlier of Termination of employment or Retirement of the Participant (the Retirement Account) and two additional Accounts may be established (the Optional Accounts) and shall be payable upon the earlier of the Participant's Termination of employment or a specific year selected by the Participant. The year selected by the Participant for distribution of an Optional Account must be at least two years after the first calendar year in which the Participant makes the Deferral. Such Accounts shall be credited with the earnings (or losses) on such Deferrals. At no time may a Participant have more than three Accounts outstanding at any one time for each of the Annual Incentive Plan Awards and Performance Achievement Plan Awards.

4.02. Nature of Accounts and Earnings.

      Each  Account and the related  Deferrals  and returns  thereon  under this
      Article IV shall be hypothetical in nature and shall be maintained by the Corporation for bookkeeping purposes only. The Accounts established under the Plan shall hold no actual funds or assets. The right of any Person to receive one or more distributions under the terms of the Plan shall be an unsecured claim against the general assets of the Corporation. Any liability of the Corporation to any Participant, former Participant, or beneficiary with respect to a right to a distribution shall be based solely upon contractual obligations created by the Plan. Neither the Corporation, the Board, the Committee, the Plan Administrator, nor any other Person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and a Participant or any other Person except and only to the extent required by law.

4.03  Investment Options.

      (a) General. The Plan Administrator has the sole discretion to determine the investment options available as the measurement mechanism for Deferrals under the Plan, the manner and extent to which elections may be made, the method of valuing the various investment options and Account(s) and the method of crediting the Account(s) with, or making other adjustments as a result of dividend equivalents, interest equivalents or other earnings, losses, or returns on such Accounts.

      (b) Investment Options - Annual Incentive Plan. Unless otherwise determined by the Plan Administrator, the investment options available as the measurement mechanism for Annual Incentive Plan Deferrals under the Plan shall be:

            (1)120% of 10-Year  United  States  Treasury  Notes - The  crediting rate for this investment option will be set annually in January. It will be based on 120% of the twelve-month average of closing rates of the first trading day of the preceding twelve months of the 10-Year United States Treasury Notes.

            (2)Large Cap Index Option - The crediting  rate for this  investment option will be based on the performance of the Promark Large Cap Index Fund option available in the S-SPP.

            (3)Delphi  Common  Stock - The  crediting  rate for this  investment option will be based on the price performance of Delphi Common Stock and the dividends thereon.

      (c) Investment Options - Performance Achievement Plan. Unless otherwise determined by the Plan Administrator, the investment options available as the measurement mechanism for Performance Achievement Plan Deferrals under the Plan shall be:

            (1)Delphi  Common  Stock - The  crediting  rate for this  investment option will be based on the price performance of Delphi Common Stock and the dividends thereon.

      Performance Achievement Plan Awards payable in Delphi Common Stock may only be deferred into the Delphi Common Stock.

      (d) Methodology. Unless otherwise determined by the Plan Administrator, the methodology for valuing the various investment options and the Account(s) and for calculating amounts to be credited or debited or other adjustments, including transfers between investment options for Annual Incentive Plan Deferrals, to any Account(s) with respect to any investment options shall be the same as that used under the Delphi Automotive Systems S-SPP. The investment options and the Account(s) shall be revalued on a daily basis.

      (e) No Ownership Rights. Investment options available under the Plan shall be used solely for measuring the value of the Account(s) and accounting, on a book entry basis, as if the deferred amounts had been invested in actual investments, but no such investments shall be made on behalf of Participants. Participants shall not have any voting rights or any other ownership rights with respect to the investment options selected as the measuring mechanism for their Account(s).

4.04  Treatment of Deferrals.

      The returns on the Deferral(s) shall be calculated as if invested in the investment options selected by the Participant. For Annual Incentive Plan Deferrals, any investment option elections made by a Participant shall remain in effect until changed by the Participant; and unless otherwise determined by the Plan Administrator, any Participant may change his or her investment option election or transfer deferred amounts between investment options pursuant to Section 4.05. Changes must be communicated by the Participant to the Plan Administrator or its designated agent and shall be effective at the close of business on the New York Stock Exchange (usually 4:00 p.m. New York City time) on the last business day of the month in which the Participant's direction was received. For Performance Achievement Plan Deferrals, transfers are not permitted between investment options

      Each Participant is solely responsible for the selection of his or her investment options. Delphi Automotive Systems, the Plan Administrator and other employees and agents of the Corporation are not empowered to advise a Participant as to the manner in which investments should be made. The fact that an investment option is available for investment under the Plan shall not be construed as a recommendation for investment in that option. It should be noted that market value and the rate of return on each investment option will fluctuate over time and in varying degrees. Accordingly, the proceeds if any realized from such investments will depend on the prevailing market value of the investments at a particular time, which may be more or less than the amount expended initially. There is no assurance that any of the investment options will achieve their objectives.

4.05  Transfers Within an Account(s) for Annual Incentive Plan Deferrals.

      (a) General. A Participant or the legal beneficiary or legal representative of a deceased Participant may transfer amounts credited to an Account(s) among the investment options available under the Plan. No transfers relating to a particular Deferral may occur on or after the scheduled distribution date for the Deferral.

      (b) Timing. A Participant may request a transfer from one investment option to another at any time and such transfer shall be effective at the close of business of the New York Stock Exchange (usually 4:00 p.m. New York City time) on the last business day of the month of the transfer request.

      (c) Amount of Transfer. Any transfer shall be in a specified whole percentage of the amounts contained in the investment option from which the transfer is being made.


                                    ARTICLE V

                                  DISTRIBUTIONS

5.01. Exclusive Entitlement to Distribution.

      A Participant's Deferral election pursuant to Section 3.03 shall constitute a waiver of such Participant's right to receive the amount deferred and an agreement to receive in lieu thereof the amounts payable to such Participant at the times and in the amounts specified in this
      Article V. No other amounts shall be due under the Plan, or otherwise as a result of a Participant's Deferral election pursuant to Section 3.03.

5.02. Method of Distribution.

      (a)Distributions from the Retirement Account will be made solely in cash for distributions relating to Annual Incentive Plan Deferrals and in the form of shares of stock for distributions relating to Performance Achievement Plan Deferrals pursuant to the method provided for in either paragraph (1) or (2) below, that is selected by the Participant in accordance with Section 3.03(a)(4). A Participant may select either method of distribution with respect to such Account.


         (1)Lump Sum. A Participant may elect to receive a distribution with respect to the Retirement Account in a lump sum. The lump sum shall be payable to the Participant no later than April 30 of the calendar year following the calendar year in which the Retirement occurs. The lump sum shall equal the balance in the Participant's Retirement Account determined as of the last business day of February prior to payment.


         (2)Installments. A Participant may elect to receive a distribution with respect to the Retirement Account in annual installments for a period of five or ten years (or any other schedule as determined by the Plan Administrator) as elected by the Participant. The annual installments shall be payable to the Participant beginning no later than April 30 of the calendar year following the calendar year in which the Retirement occurs. If annual installments are elected, the amount of the first payment shall be a fraction of the value of the Participant's Account as of the last business day of February prior to payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the value as of the last business day of February prior to payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

      (b)In the case of a distribution from an Optional Account, such distribution shall be made as a lump sum no later than April 30 of the year selected by the Participant for receiving a distribution. The lump sum shall equal the balance in the Participant's Optional Account determined as of the last business day of February prior to payment.

      (c)In the case of a Participant's Termination of employment from the Corporation, all Accounts will be distributed as a lump sum within 60 days of such Termination. The lump sum shall equal the balance in the Participant's Accounts determined as of the date of such Termination.

      (d)In the case of a Participant's death prior to Retirement, all Accounts shall be distributed as a lump sum no later than April 30 of the calendar year following the calendar year in which the death occurs, or if elected at the time of Deferral, equal distribution over five years if the Participant's beneficiary is a spouse or a trust. If annual installments are elected, the amount of the first payment shall be a fraction of the value of the Participant's deferred compensation Account as of the last business day of February prior to payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the value as of the last business day of February prior to payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

5.03. Unscheduled Distributions, Forfeiture and Financial Hardships.

      (a)At any time, a Participant may elect, with the prior written consent of the Plan Administrator or its designated agent, to make an unscheduled withdrawal from an Account by selecting an amount by which the Account is to be reduced. The amount distributed to the Participant shall be not more than 90% of the withdrawal amount requested, as determined by the Plan Administrator. Such distribution shall be paid to the Participant not later than 60 days following the filing of such election. If a Participant receives a distribution pursuant to this subsection, the remaining 10% requested but not distributed shall be permanently forfeited to the Corporation and shall not be paid to, or in respect of, the Participant. In addition to the forfeiture provided immediately above, a Participant receiving a distribution under this subsection shall not be permitted to make any contributions to the Plan during the 12 months following the month in which the election to make the unscheduled distribution is made.

      (b)A Participant shall be allowed to take a distribution from one or more Account(s), with the prior written consent of the Plan Administrator and the Vice-President of Human Resources, if a sudden and unforeseen Financial Hardship occurs. A Participant shall be able to apply to withdraw the amount needed for the Financial Hardship up to the Account balance. If approved by the Plan Administrator and the Vice-President of Human Resources, such distribution shall be paid to the Participant not later than 60 days following the filing of such election. A Participant receiving a distribution under this subsection shall not be permitted to make any contributions to the Plan during the 12 months following the month in which the election to make the Financial Hardship distribution is made.

      (c)Distributions pursuant to Sections 5.03(a) and (b) shall be made in cash for Annual Incentive Plan Deferrals and in the form of shares of stock for Performance Achievement Plan Deferrals.

      (d)Distributions under this Article V shall be reduced by the amount that a Participant owes the Corporation, or any subsidiary thereof, due to any reason, including taxes, benefit overpayments, wage overpayments, and amounts due under all Corporation incentive compensation plans. The Participant will be relieved of liability equal to the payment to the Corporation.

                                   ARTICLE VI

                                  MISCELLANEOUS

6.01. Plan Administration.

      (a)In General. The Committee has full power, authority and discretion to construe, interpret and administer the Plan. Unless otherwise specifically provided in the Plan, the Committee may delegate to the Plan Administrator all authority granted with respect to the Plan. Except to the extent provided otherwise: (1) the Plan Administrator shall have the discretionary authority to interpret, apply and construe the Plan and to decide any and all matters arising under the Plan, including without limitation the right to determine eligibility for participation, investment options, the method of valuing investment options and Plan accounts, the method of crediting Plan Accounts with, or making adjustments as a result of, dividend and interest equivalents or returns on such Accounts, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms; and (2) the Plan Administrator's determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

      (b)Amendment, Suspension, and Termination of Plan. The Committee may amend, suspend, or terminate the Plan at any time. In addition, the Committee may also, at any time, terminate in whole or in part any Account(s) and make an immediate lump sum distribution of the amounts in such Account(s) to the Participants affected thereby.

      (c)Termination. Upon termination or suspension of the Plan, all amounts deferred before the date of termination or suspension, and any rights to distributions with respect to such deferred amounts, shall continue to be governed by the provisions of the Plan, subject to Section 6.01(b). Notwithstanding anything to the contrary in this subsection
         (c) or subsection (b) above, no amendment, suspension, or termination of the Plan shall reduce the benefits under the Plan which have accrued to the Participant prior to the date of such amendment, suspension, or termination.

6.02. Appeal Procedure.

      A claimant who has been denied a claim for benefits under the Plan, in whole or in part, may, within a period of 60 days following receipt of the denial, request a review of such denial by the Plan Administrator by filing a written notice with the Plan Administrator or its designate. In connection with an appeal, the claimant (or his or her authorized representative) may review pertinent documents and may submit evidence and arguments in writing to the Plan Administrator. The Plan Administrator may decide the questions presented by the appeal and shall issue to the claimant a written notice setting forth: (1) the specific reasons for the decision and (2) specific reference to the pertinent provisions of the Plan or the absence of pertinent provisions on which the decision is based. The notice shall be issued within a period of time not exceeding 90 days after receipt of the request for review; provided that, if special circumstances should require, such period of time may be extended for an additional 60 days commencing at the end of the initial 90-day period. The decision of the Plan Administrator shall be final and conclusive.

6.03. Rights Not Assignable.

      No distribution due any Participant, beneficiary or Person under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge in any other way. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such distribution in any other way shall be void.

6.04. Inability to Locate Participants and Beneficiaries.

      Each Participant or beneficiary entitled to receive a distribution under the Plan shall keep the Plan Administrator advised of his or her current address. If the Plan Administrator is unable for a period of 24 months to locate a Participant or beneficiary to whom a distribution is due under the Plan, commencing with the first day of the month as of which such distribution first comes due, the total amount payable to such Participant or beneficiary shall be forfeited to the Corporation. Should such Participant or beneficiary contact the Plan Administrator requesting a distribution thereafter, the Plan Administrator shall, upon satisfaction of its requests for any corroborating documentation, restore and pay the forfeited distribution in a lump sum, the value of which shall not be adjusted to reflect any interest or other type of investment return for the period commencing on the date of forfeiture until distribution of such lump sum.


6.05. Withholding Taxes.

      The Plan Administrator may make any appropriate arrangements to deduct from all Deferrals and distributions hereunder any taxes that the Plan Administrator reasonably determines to be required by law to be withheld from such Deferrals and distributions.

6.06. Certain Rights Reserved.

      Nothing in the Plan shall confer upon any employee of the Corporation or other Person the right: (1) to continue in the employment or service of the Corporation or affect any right that the Corporation may have to terminate the employment or service of (or to demote or to exclude from future participation in the Plan) any such employee or other Person at any time for any reason; or (2) to participate in the Plan.

6.07. Severability.

      If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any distribution or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other distribution or benefit from being made or provided under the Plan, and, if the making of any distribution in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity, or unenforceability shall not prevent such distribution or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum distribution or benefit that would not be unlawful, invalid, or unenforceable shall be made or provided under the Plan.

6.08. Titles and Headings Not to Control.

      The titles to Articles and the headings of Sections, subsections, paragraphs, and subparagraphs in the Plan are placed herein for convenience of reference only and, as such, shall have no force or effect in the interpretation of the Plan.

6.09. Governing Law.

      The Plan and all determinations made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Michigan.

6.10. Limitations.

      A Participant shall not have any interest in any Deferral credited to his or her Account(s) until it is paid in accordance with the Plan. All amounts deferred under the Plan shall remain the sole property of the Corporation, subject to the claims of its general creditors and available for use for whatever purposes are desired. With respect to the Deferrals, a Participant shall be merely a general creditor of the Corporation and the obligation of the Corporation hereunder shall be purely contractual and may or may not be funded or secured in any way.

6.11. Statements of Account.

      Account statements shall be sent to Participants as soon as practicable on a quarterly basis following the close of each three-month valuation period.

6.12. Administration Expense.

      The entire expense of offering and administering the Plan shall be borne by the Corporation unless otherwise determined by the Plan Administrator.

                                    EXHIBIT 5

                                   LAW OFFICES
                           DRINKER BIDDLE & REATH LLP
                                One Logan Square
                             18th and Cherry Streets
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700

                                 October 1, 1999

Delphi Automotive Systems Corporation
5725 Delphi Drive
Troy, Michigan  48098

Gentlemen:
            We have acted as counsel to Delphi Automotive Systems Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to up to $15,000,000 of the Company's Deferred Compensation Obligations (the "Deferred Compensation Obligations") payable under the Delphi Automotive Systems Deferred Compensation Plan for Executive Employees (the "Plan").

            In that capacity, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-laws of the Company, as amended through the date hereof, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the Deferred Compensation Obligations as we have deemed appropriate. The opinions expressed herein are based exclusively on the General Corporation Law of the State of Delaware. In that connection, we note that the Plan provides that it is governed by the laws of the State of Michigan. We are not familiar with those laws and express no opinion about them. For purposes of this opinion, we have assumed that the Plan will be governed by the laws of the Commonwealth of Pennsylvania.

            In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

            Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the Deferred Compensation Obligations will be, when created in accordance with the terms of the Plan, valid and binding obligations of the Company, enforceable in accordance with the terms of the Plan, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                              Very truly yours,

                              /S/ DRINKER BIDDLE & REATH LLP
                              ---------------------------------------------
                              DRINKER BIDDLE & REATH LLP
                              (A Pennsylvania Limited Liability Partnership)

                                                                  EXHIBIT 23.1

                               INDEPENDENT AUDITORS' CONSENT



      We consent to the incorporation by reference in this Registration Statement on Form S-8 of Delphi Automotive Systems Corporation of our report dated January 20, 1999 (February 5, 1999 as to Note 17) appearing in the Annual Report on Form 10-K of Delphi Automotive Systems Corporation for the year ended December 31, 1998.



/S/ Deloitte & Touche LLP



Detroit, Michigan
October 1, 1999